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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to U.S. Satellite Broadcasting Company, Inc., c/o Shareowner Services,-SM- P.O. Box 64873, St. Paul, MN 55164-0873.


                         Please detach here

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE PROPOSALS BELOW.

1. Approval of the Agreement and Plan of Merger, dated as of December 11, 1998, among United States Satellite Broadcasting Company, Inc., General
Motors Corporation and Hughes Electronics Corporation, providing for the merger of United States Satellite Broadcasting Company, Inc. with and into Hughes Electronics Corporation, on the terms and conditions set forth therein.

         / / For     / / Against     / / Abstain

2. Authorizing the proxies to vote to adjourn the meeting to solicit additional votes.

         / / For     / / Against     / / Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box  / /

Indicate changes below:                 Dated: ________________, 1999


                                                 Address Area
                                         ---------------------------------------


                                         ---------------------------------------
                                         Signature(s) in Box
                                         (If there are co-owners both must sign)
                                         PLEASE DATE AND SIGN ABOVE exactly as
                                         name appears at the left, indicating,
                                         where appropriate, office position or
                                         representative capacity. For stock held
                                         in joint tenancy, each joint owner
                                         should sign.

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                                                  UNITED STATES SATELLITE
                                                 BROADCASTING COMPANY, INC.

                                                      MEETING LOCATION:

                                                  MARRIOTT CITY CENTER HOTEL
                                                     30 SOUTH 7TH STREET
                                                    MINNEAPOLIS, MN 55402
                                                         MAY 15, 1999
                                                  10:00AM (MINNEAPOLIS TIME)




 UNITED STATES SATELLITE BROADCASTING COMPANY, INC.
 3415 UNIVERSITY AVENUE, SAINT PAUL, MINNESOTA 55114           PROXY
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                       COMMON STOCK PROXY
PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD MAY 15, 1999

 The undersigned hereby appoints STANLEY E. HUBBARD and GERALD D.
DEENEY, and each of them, with full power of substitution, as proxies to represent and vote, as designated below, all shares of Common Stock of United States Satellite Broadcasting Company, Inc. registered in the name of the undersigned at the Special Meeting of Shareholders of the Company to be held at the Marriott City Center Hotel, 30 South 7th Street, Minneapolis, Minnesota 55402 at 10:00 a.m. (Minneapolis time) on May 15, 1999, and at any adjournment thereof, and the undersigned hereby revokes all proxies previously given with respect to the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


                SEE REVERSE FOR VOTING INSTRUCTIONS